SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
    This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of October 1, 2025 (the “Amendment Effective Date”), by and between SOTERRA LLC, a Delaware limited liability company (“Seller”), and MWF VI ENCORE, LLC, a Delaware limited liability company (“Purchaser”). Seller and Purchaser are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”
RECITALS
    A. Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of August 5, 2025, as amended by that certain First Amendment to Purchase and Sale Agreement dated August 25, 2025 (collectively, the “Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.
    B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.
    NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Seller’s GIS Maps. Seller’s GIS Maps are hereby revised to remove and delete those maps attached hereto and incorporated herein by reference as Schedule 1 (the “Deleted GIS Maps”), and the property identified in purple and dark green on the Deleted GIS Maps shall not constitute a part of the Property.
2. Title Failures and Material Property Discrepancies. Purchaser and Seller acknowledge and agree that (i) the portions of the Property identified on Schedule 2 to this Amendment constitute either Title Failures or Material Property Discrepancies and shall be deemed Title Objection Carveouts, and (ii) in accordance with Section 2.05 of the Agreement, the Purchase Price shall be reduced by an amount equal to One Million One Hundred Twelve Thousand One Hundred Eighty-Nine and 34/100 Dollars ($1,112,189.34) representing the aggregate Title Objection Carveout Value of such Title Failure Carveouts, with the Title Objection Carveout Values allocated to the respective Title Objection Carveouts also being set forth on Schedule 2 to this Amendment.
3. Post-Closing Reconciliation of Certain Contracts and Tenant Leases. Notwithstanding the terms and conditions of Section 1.06 of the Agreement, Seller and Buyer agree as follows: (i) any and all payments under Contracts or Tenant Leases received by Seller or Purchaser after the Closing Date but applicable to a period of time commencing before the Closing Date and expiring on or after the Closing Date, shall be prorated between the Parties based on the applicable payment period, with Purchaser receiving the benefit of the Closing Date and each day thereafter, Seller receiving the benefit of the period prior to the Closing Date and the Parties shall reconcile such amounts and make payment, if applicable, to the other Party within thirty

(30) days after a Party receives such payment under any Contract or Tenant Lease; and (ii) the covenants and obligations set forth in this Section 3 shall survive Closing.
4. Amendment to Schedule 1.01(b). Schedule 1.01(b) is hereby amended and replaced by the “Amended Schedule 1.01(b)” attached to this Amendment.
5. Ratification. Except as expressly amended hereby, the Agreement remains in full force and effect, and the Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.
6. Miscellaneous
a.This Amendment shall be governed by, and construed in accordance with, the laws governing the Agreement.

b.This Amendment may be executed in multiple counterparts (including by electronic signature or PDF), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
c.In the event of any inconsistencies between this Amendment and the Agreement, the terms of this Amendment shall govern and control.

d.The provisions of Article X (Miscellaneous) of the Agreement are incorporated herein by this reference, mutatis mutandis.
[SIGNATURE PAGE TO FOLLOW]

    IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

SELLER:
SOTERRA LLC, a Delaware limited liability company
By:     /s/ GARY R. MARTZ
Name:    Gary R. Martz
Its:    Secretary
PURCHASER:
MWF VI ENCORE, LLC, a Delaware limited liability company

By:    Molpus Woodlands Fund VI-GP, LLC
Its:    Manager
    By:    The Molpus Woodlands Group, LLC
    Its: Manager

    By: /s/ TYLER ROSAMOND
    Name: Tyler Rosamond
    Title: EVP & Chief Financial Officer

SCHEDULE 1
Deleted GIS Maps
Property identified as “Affected Area” represents Title Objection Carveouts being removed from Seller’s GIS Maps and the Property
[See attached]

SCHEDULE 2
Title Failures or Material Property Discrepancies

Title Objection Carveout	Approximate Acreage	Title Objection Carveout Value
Livingston Parish, LA – QA 1	5.27	$6,441.02
St. Helena Parish, LA – QA 47	193.13	$637,000.70
St. Helena Parish, LA – QA 30	2.35	$2,287.06
Attala County, MS – QA 7	22.21	$45,080.30
Hancock County, MS – QA 20	36.91	$90,450.20
Hancock County, MS – QA 23	4.02	$8,722.50
Jasper County, MS – QA 3	39.33	$79,640.00
Jasper County, MS – QA 1 & 2	2.27	$9,305.53
Lamar County, MS – QA 1	23.36	$43,326.19
Lamar County, MS – QA 24	0.78	$1,260.13
Lamar County, MS – QA 3	0.75	$1,937.58
Lamar County, MS – QA 2	0.29	$688.36
Leake County, MS – QA 1	6.26	$5,787.31
Newton County, MS – QA 5	3.31	$6,160.55
Newton County, MS – QA 1	8.42	$14,162.89
Stone County, MS – QA 5	7.13	$11,490.76
Stone County, MS – QA 9	4.04	$6,947.25
Stone County, MS - QA 8	1.43	$2,977.05
Stone County, MS – QA 26	37.21	$73,929.30
Perry County, AL – QA 3	0.95	$1,831.09
St. Clair, AL – QA 2	14.97	$42,784.00
St. Clair, AL – QA 1	4.39	$13,627.21
St. Clair, AL – QA 3	1.95	$3,058.61
Holmes County, MS (Cell Tower)[1]	0.23	$212.75
St. Helena, LA (Cemetery)	3.16	$3,081.00
Total	424.12	$1,112,189.34

1 This is not a Title Objection Carveout, but rather a credit being provided by Seller to Purchaser for a title issue.

AMENDED SCHEDULE 1.01(b)
SCHEDULE 1.01(b)

Contracts

1.Pine Straw Contracts

Seller	Buyer	Date	Expiration Date	Payment Type	County/Parish
Soterra LLC	Miranda LLC	5/3/2024	6/30/2025	Pay per bale	Lamar, MS
Soterra LLC	Southern MS Pine Straw, LLC	9/11/2022	12/31/2027	Pay per bale	Lamar, MS
Soterra LLC	Swift Straw II, LLC	10/13/2022	12/31/2025	Pay per bale	Lamar, MS

2.Vendor Agreements

Name of Contract	Contractor	Effective Date	Termination Date
Aerial Chemical Application Contract*+	Red River Specialties, Inc.	March 26, 2024	December 31, 2024
Boundary Line Painting Contract*	Omar Garay Villarreal	December 18, 2024	December 31, 2025
Maintenance & Repair Contract*	Compass Land Services, LLC	December 18, 2024	December 31, 2025
Mechanical Site Preparation Application Contract*	Paul Bolling dba B & B Site Preparation, LLC	May 22, 2025	December 31, 2025
Pre-Commercial Thinning Contract*	Omar Garay Villarreal	December 18, 2024	December 31, 2025
Non-Aerial Chemical Application*+ Contract	Forestry Solutions LLC	October 12, 2021	December 31, 2022
Mechanical Site Preparation Application Contract	Carter Construction Company, Inc.	August 8, 2025	December 31, 2025

*corresponding Schedule A in Datasite.
+ underlying agreement has expired, but the parties have verbally agreed to use the Schedule A furnished by Seller.

3.Consulting Services Contracts*

None to be assigned.

4.Carbon Contracts
a.Carbon Development and Marketing Agreement by and between Anew Carbon Development, LLC, a Utah limited liability company and Soterra LLC, a Delaware limited liability company dated effective as of July 22, 2022, amended by that certain First Amendment to Carbon Marketing and Development Agreement dated July 14, 2025.

5.Sustainable Forestry Initiative*
a.Professional Services Agreement by and between Scientific Certification Systems, Inc., dba SCS Global Services, a California benefit corporation and Soterra LLC, executed as of November 5, 2021.

6.Sequestration Agreements
a.CO2 Sequestration Agreement by and between Soterra LLC and Denbury Carbon Solutions, LLC, dated March 8, 2023.
b.Carbon Dioxide Storage Servitude Agreement by and between Soterra LLC and Shell NA Gas & Power Holding Company, dated September 21, 2023.
c.Carbon Dioxide Storage Servitude Option Agreement by and between Soterra LLC and Shell US Gas and Power LLC, dated effective January 1, 2024 covering lands in East Feliciana Parish.
d.Carbon Sequestration Agreement by and between Soterra LLC and Chevron U.S.A. Inc., dated January 15, 2024.

*Will not be assigned at Purchaser’s request.